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                                                                      Exhibit 10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated June 28, 2004, relating to the financial statements and financial highlights of the MCBT Opportunistic EAFE Fund, MCBT Global Emerging Markets Fund, MCBT Japan Mid Cap Fund (formerly MCBT Japan Small Companies Fund), MCBT Pan European Mid Cap Fund, and MCBT Greater China Fund comprising the Martin Currie Business Trust (the "Trust") which appear in the April 30, 2004 Annual Report to Shareholders of the Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Highlights Information", "Investment Advisory and Other Services - Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
August 26, 2004